UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

The following correspondence was sent to the SEC regarding our proposed Regulation A equity offering of up to $3 million. A copy of the letter is included herein as Exhibit 10.1:

On December 21, 2022, the Company filed Amendment #5 to update its Form 1-A/A for a new non-binding purchase agreement executed by the Company. Specifically, the Company executed a letter of intent (“LOI”) to purchase the assets, superseding any and all prior agreements, of Business Media Solutions, Inc. (d/b/a Russell Associates) (the “Pending Target”).

The Company now provides this letter in support of our Form 1-A/A providing an analysis of why the Company should not include financial statements and/or pro forma information for the Pending Target with its Form 1-A/A.

Analysis

Part F/S of Form 1-A and Rules 8-04 and 8-05 of Regulation S-X regard the rule for providing financial statements for a business acquired or to be acquired. For a business that is to be acquired, the rule is that financial statements must be provided if a business acquisition is (i) “significant” and (ii) “probable” to occur.

We concede the significance of the Pending Target based on revenue and assets versus pre-acquisition standalone financials. Were the proposed acquisition to close, it would be a significant acquisition that would require financial statements to be audited and target and pro forma financial statements filed with the SEC under Form 8-K or similar within 75 days of closing; however, since the proposed transaction is a non-binding LOI with no break-up fees or penalties for failure to close, our analysis is that the proposed acquisition is not “probable” to close.

According to the SEC Financial Reporting Manual Topic 2005.4, Assessment of “probability” requires consideration of all available facts. An acquisition is probable where registrant’s financial statements alone (i.e., without the Target) would not provide adequate financial information to make an investment decision. [FRC 506.02(c)(ii)].

The facts that underlie our analysis are as follows:

1.	The parties executed an amended restated letter of intent in line with their original intentions versus the prior now void agreement that stated the transaction was “binding” (it was a form document provided by a business broker). There is no “good-faith” money or any other consideration on deposit or promised by the Company binding it to the pending acquisition;
2.	There is no penalty in the document signed if the Company fails to close the acquisition or does not make the first cash payment, which is now due on January 15, 2023;
3.	The due date of the first cash payment was extended with no consideration required to be paid for obtaining the extension; and
4.	The Company’s Due diligence of the target has just begun and financial accounting and statements for the target have yet to be provided.

The foregoing facts show that the legal status of the pending transaction still requires the Company’s management and the Seller’s management to make a business judgment on whether to close the acquisition, which they can make solely on the merits of the acquisition in their judgments without any legal ramifications if either party decides not to close. Therefore, the pending transaction is not probable.

Furthermore, I respectfully disagree with your analysis in your comment letter dated December 15, 2022 that a penalty for amending the price outside a set range makes the Pending Acquisition more “binding” like a contract. With no penalty for not entering into the transaction, these fixed rules for a transaction that has not even started actually serve as another hurdle management must in its business judgment decide it is worthwhile to jump BEFORE it executes the transaction. So that provision actually made the proposed transaction even less probable.

“Rules I do not like of a game I have not yet decided to play, will make me less likely to play the game.”

Accordingly, please note, when discussing use of proceeds of the Offering for the Pending Transaction, we reference the risk factor that I, Management, have wide discretion over use of the funds within my business judgment. I have many transactions I would like to complete to add value, but none of them are more than ideas or a deal “pipeline”. No potential transactions are probable until they move to the signed definitive agreement stage. This proposed transaction is simply an LOI and not definitive and therefore not probable.

This again is why assessment of probability suggests that the financial information of the Pending Target, is not necessary to make an investment decision.

The legal status of the transaction is now explicitly a non-binding LOI. That is not only critical to our analysis that the transaction is not “probable”, but also that inclusion of the Pending Target’s financial information would confuse, cloud, or muddy the financial information available to make an investment decision:

An investor and management may have very different conclusions about whether the financial statements of the pending target are substantial at the as-negotiated price; however the business judgment of whether to close rests solely with the Company’s management with the current legal status of the transaction providing any additional information, about what management will decide. This also applies to the Seller, whose management may cancel the transaction on their end for any reason, at any time, and without cause. Therefore, our analysis led us to conclude that, vis-à-vis this pending transaction, an investment decision is better made based on the past performance as reflected in the Company’s current financial statements, rather than by evaluating the financial information of a pending acquisition that it is not legally bound to.

Our Company has not yet received any financial accounting of the Pending Target other than the unaudited revenue and earnings figures we received from the Pending Target’s management. Access to QuickBooks and financial records and an extensive due diligence data room is in the process of being granted to us, our financial advisors, and consulting staff. Altogether this underscores the early nature of the potential acquisition, showing that there are too many unknowns to conclude that the pending is acquisition is probable. For the foregoing reasons, we have determined not to include the pro-forma financial statements of the pending target because the Company’s acquisition of the target is “not probable.”

It has been approximately 18 months since I was appointed CEO of Himalaya Technologies, Inc. It has also now been 4-5 months since we filed a Form 1-A for a Regulation A offering of up to $3 million. It has been a long road to restoring its viability as a public company while forging growth plans to create shareholder value. I appreciate the Commission’s efforts to provide transparency to investors. However, it is now time to allow this Company to access capital markets and achieve its ambitions. I request that you approve our proposed offering so we can make 2023 a great year for our stakeholders who have waited years for better opportunities.

Being an SEC reporting company, we note our T+75 obligation to provide audited financials of a closed acquisition as I have put much blood and sweat into maintaining our reporting obligations not to mention over $300,000 to retire default debtors, fight off hostile parties attempting to seize control, complete three years of audited financials after several years of non-reporting delinquency, settle liabilities with service providers including the Transfer Agent and former counsel and management, to apply for a name change with FINRA as well as file this very offering now **5** times. It does not seem proper for me to file a Tier 1 Offering as a means to not provide audited financials of the Target as that defeats the purpose of being a fully reporting company. If that were my plan, I could have done that 18 months ago. It does not keep with the intent of the JOBS Act, for a Tier 2 Regulation A Offering, to intercede in the due course reporting obligations of an SEC reporting company, particularly in a situation as this where the pre-closing pre-funding pre-contract audit requirement would then make the Pending Transaction very unprobable – as in dead. With only several business days to complete the transaction, the SEC’s review process may have ironically made that outcome probable.

Please approve the proposed offering of equity by Himalaya Technologies, Inc. We have spent a year and half filing a Form 10 to beat the non-reporting delisting deadline of September 28, 2021 and were still delisted calling it a new registration versus being current, then filing a Form 10/A, pulling the Form 10 at the SEC’s request the afternoon before Thanksgiving 2021 asking for more information else we would be fined, refiling the Form 10 in January 2022, filing two more 10/A, going effective April 2022 while losing all our market makers due to delisting (above), filing a Form 1A, then a 1A/A, another 1A/A, a Form 10-K, another 1A/A, a purchase agreement for an accretive acquisition, another 1A/A, a Form 10-Q, another 1A/A, and now we come to this point in time. This history excludes our filing numerous Forms 8-K for information disclosure to our investors. We are trying to build a business here and I ask that here and now, after literally 18 months of filings, analysis and comments, the Commission releases us to move forward. It’s time to do the right thing for Himalaya Technologies, Inc. and its shareholders and approve this offering.

If you have any questions regarding this issue, please do not hesitate to call me at (212) 731-4806 or Milan Saha, the Company’s counsel, at (646) 397-9056 or (518) 478-4208.

Item 9.01. Exhibits

Exhibit No.	Description
10.1	Himalaya Technologies, Inc., Correspondence to SEC: January 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 5, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer